Exhibit 10.2

Independent Contractor Agreement

This Independent Contractor Agreement (the “Agreement”) is made this 20th day of  October, 2014 by and between ClickStream Corporation, a Nevada corporation (“CS”) and Nate Bernard (“NB”), an independent consultant, whose signatures are affixed below. CS and NB are collectively referred to herein as the “Parties” and individually as a “Party”.

NB is an independent contractor, who has agreed to initially develop a Fantasy Sports Predictive Game System for CS (“the Product”) and report to Eben Esterhuizen, Chief Consultant on the Project. In consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties mutually agree as follows:

1.CS will provide the necessary financing to fund the development of the Products and NB will provide certain technology and web design that he will develop, exclusively in the financial, political and fantasy sports betting markets. NB will work with Esterhuizen to  provide a budget and timeline for the development of the Product and other products (“the Product”), the first being a Fantasy Sports Predictive Game System.

2. CS and NB will mutually agree upon the capabilities and characteristics of the Products. Michel Iscove and Michael J. O’Hara will be made available by CS on an as-needed basis to assist NB in the development of the Product.

3. All improvements and Products developed by the Parties arising out of or in connection with this Agreement shall be the sole property of CS including all codes pertaining thereto. All codes used in the development of new Products, as set forth herein, and any new patents granted as a result, will be the sole property of CS, and will be delivered to, or assigned (as required), to CS by NB. All Technology owned by NB as of the date of this Agreement utilized in developing the Products shall become the property of CS.

4.Following the completion of the first Product CS and NB may agree on the devlopment of one or more additonal Products at CS sole discretion.. For each assignment, NB shall provide budgets and schedules for completion. CS understands that the Services to be performed by NB (“Services”) are unique, extremely complex, and involve a large degree of interaction and discussion between CS and NB. Any costs and/or schedules provided shall be considered an estimate of the costs and/or schedule required to complete the Services. The time actually required to complete the Services or any portion thereof will be subject to NB’s availability, timely delivery of information by NB to CS, unforeseen design issues, design changes and modifications requested by CS and other matters which generally affect product design services. NB shall use its best efforts to properly staff all projects and to meet all agreed upon costs and schedules. but makes no guarantee thereof in regard to cost and/or schedules. NB shall provide prompt notice to CS of changes on costs and schedules initially provided.

5. Upon the initiation of this Agreement, NB will send invoices to CS at the start of every month. CS will be required to pay an weekly fee of $ 1,500 to NB subject to the last sentence of this Paragraph 5. This weekly rate will remain firm for the first 12 months of this Agreement, with the parties agreeing that fees will be renegotiated at that time, to be based on NB’s performance

 6. This Agreement shall be enforced and interpreted under the laws of the State of New York without regard to conflict of law principles.
The Parties hereto consent to jurisdiction of the federal and state courts located in the State of New York, County of New York, for all purposes, and further consent that any process or notice of motion or other application to a court or judge thereof in connection therewith may be served outside the State of New York by personal service or by registered or certified mail, as provided by New York law.

7. The Parties hereto represent and warrant that they are not a party to any agreement or contract pursuant to which there is any restriction or limitation upon entering into this Agreement or in conflict with the terms of this Agrement and NB shall not develop a similar Product or Products for a competing company.

8. Each party hereto will execute and deliver all such other and further instruments and documents as may be necessary to carry out the purposes of this Agreement.

9. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and if sent by registered or certified mail or email, to the parties at their respective addresses:

ClickStream Corporation
c/o Kagel Law, A Professional Corporation
1801 Century Park East
Suite 1201
Los Angeles, CA 90067

Nate Bernard

              Texas

with copies to to such other addresses as any party hereto may designate by notice given in accordance with this Agreement.

16. This instrument contains the entire agreement of the parties as to the subject matter hereof. It may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

In witness hereof the parties have executed this Agreement as of the above date:

Nate Bernard, Consultant

ClickStream Corporation

Michael Iscove, President/CFO